EXHIBIT 23.5
                                                                    ------------


                    Consent of Carlin, Charron & Rosen, LLP.


                          CARLIN, CHARRON & ROSEN LLP
                Certified Public Accountants & Business Advisors


We consent to the use in this Annual Report on Form 10-KSB/A of our report dated March 24, 2003 relating to the consolidated financial statement of LocatePLUS Holdings Corporation for the year ended December 31, 2002, which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report.





/s/ CARLIN, CHARRON & ROSEN LLP
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CARLIN, CHARRON & ROSEN LLP
Worcester, Massachusetts

April 30, 2003